Exhibit 99.1

CONTACT:          Debra Cohen

(559) 222-1322

CENTRAL VALLEY COMMUNITY BANCORP

LAUNCHES NEW BANK-WIDE NAME

Directors, Management, Headquarters, Products and

Personal Service to Remain the Same

CLOVIS, CALIFORNIA, MAY 16, 2002 — The Board of Directors of Central Valley Community Bancorp (OTC Bulletin Board: CVCY) announced today the launch of its new bank-wide name, transitioning from Clovis Community Bank to Central Valley Community Bank.  Bank officials emphasized that the change only affects the institution’s name, and that everything else related to its operation will remain the same, from its board of directors and management to its downtown Clovis headquarters, products and personal service.

For 22 years, the Bank has consistently provided financial products and services to Central California.  But with clients growing beyond Central California, Bank officials felt it was necessary to develop a long-term strategy to service its growing customer base.  In November of 2000, the Board of Directors recommended — and shareholders approved — the establishment of the holding company: Central Valley Community Bancorp.  This action prompted the Bank’s decision to change its name, reflecting the breadth of service to its Valley customers.

“We are excited about our growth and opportunities for expansion.  Our new name will allow more flexibility in meeting the needs of customers, shareholders and the community,” stated Daniel N. Cunningham, chairman of the board of Central Valley Community Bancorp and Bank.

In addition to transitioning to a new name, the Bank has already accomplished several other goals set for the year, all of which are designed to fulfill its strategic plan to respond to the Valley’s growth.  It has expanded its River Park office in Fresno, begun the expansion of its Fig Garden Village location in Fresno, and opened a branch location in Sacramento to service one of California’s fastest-growing markets.

“Over the years, our customers have been expanding beyond the Clovis/Fresno area.  In order to continue to meet their needs and provide greater shareholder value, we felt our new name should capture who and what we are, which is still a community bank serving the Valley.  While our name embraces a larger service area, everything else is the same including our management, directors, products and services, and our commitment to personal service and strong community values,” stated Daniel J. Doyle, president and CEO of Central Valley Community Bancorp and Bank.

Central Valley Community Bancorp trades over-the-counter under the symbol CVCY.OB. Central Valley Community Bank headquartered in Clovis, California, was founded in 1979 under the name Clovis Community Bank, and is the sole subsidiary of Central Valley Community Bancorp. The Bank operates six full-service offices in Clovis, Fresno, Prather, and Sacramento.  Real Estate Lending and SBA Lending Departments are located in Clovis, with an Agribusiness Lending Department located in Fresno.  Investment services, provided by Investment Centers of America are housed at the Bank’s Main office in Clovis. Members of Central Valley Community Bancorp and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick. Additional information about Central Valley Community Bank can be found at www.cvcb.com.

###

Forward-looking Statements — All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations.  These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) changes in the interest rate environment resulting in reduced margins; (3) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality;  (4) changes in the regulatory environment; (5) fluctuations in the real estate market; (6) changes in business conditions and inflation; and (7) changes in securities markets.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.